Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

1st Constitution Bancorp

Cranbury, New Jersey

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 15, 2019, relating to the consolidated financial statements and the effectiveness of 1st Constitution Bancorp’s internal control over financial reporting of 1st Constitution Bancorp appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Philadelphia, Pennsylvania

July 30, 2019